Exhibit 99

Editorial Contacts:	Investor Relations Contact:
Thomas Stites Mindspeed Technologies, Inc. (949) 579-3650 Carol Thornton Mindspeed Technologies, Inc. (949) 579-7413	Timea Parris Mindspeed Technologies, Inc. (949) 579-6283

MINDSPEED TO MOVE TO NASDAQ NATIONAL
MARKET AND TRADE UNDER THE SYMBOL MSPD

Company Expects Trading on the NASDAQ National Market Will
Enhance Exposure to Technology Investors

        NEWPORT BEACH, Calif., December 04, 2003 – Mindspeed Technologies, Inc. (AMEX: MND), a leading supplier of semiconductor solutions for network infrastructure applications, today announced that its application to list its common stock on the NASDAQ National Market has been approved. The company anticipates that its common stock will begin trading on NASDAQ on December 15, 2003, under the symbol MSPD. The company’s common stock is expected to continue trading on the American Stock Exchange (Amex) under the symbol MND through December 12, 2003.

        “We are very excited about joining the premier stock market for technology companies. The NASDAQ National Market will provide Mindspeed with increased visibility to technology investors worldwide,” said Raouf Halim, Mindspeed’s chief executive officer.

        “We welcome Mindspeed to the NASDAQ National Market,” said Bruce Aust, Executive Vice President of The Nasdaq Stock Market, Inc. “Mindspeed joins the many innovative semiconductor companies listed on the NASDAQ National Market. We look forward to helping Mindspeed achieve increased recognition within the investment community.”

        Mindspeed was spun off from Conexant Systems, Inc. on June 27, 2003 and began trading on the Amex as an independent public company on June 30, 2003. “We have been extremely pleased with the professionalism of the Amex and thank them, as well as our specialist, HBH Specialists, for their excellent service,” said Halim.

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Mindspeed Technologies to Move to NASDAQ National Market	2

About Mindspeed Technologies™

        With headquarters in Newport Beach, Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide area networks.

        The company’s four key product families include high-performance analog transmission and switching solutions, multiservice access products designed to support voice and data services across wireline and wireless networks, T/E carrier physical-layer and link-layer devices, and ATM/MPLS network processors.

        Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

        To learn more, visit the company at www.mindspeed.com.

About NASDAQ

        NASDAQ is the world’s largest electronic stock market. With approximately 3,400 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to category-defining companies that are leaders across all areas of business including technology, transportation, retail, communications, financial services, media and biotechnology. For more information about NASDAQ, visit the NASDAQ Web site at www.NASDAQ.com or the NASDAQ NewsroomSM at www.NASDAQnews.com.

Safe Harbor Statement

        This press release contains statements relating to Mindspeed and our future results, including certain projections and business trends, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results, and actual events that occur, may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; availability of capital needed for the company’s business; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability of manufacturing capacity; pricing pressures and other competitive factors; fluctuations in manufacturing yields; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the successful implementation of the company’s expense reduction and restructuring initiatives; the ability to attract and retain qualified personnel; and the uncertainties of litigation, as well as other risks and uncertainties, including those detailed from time to time in the company’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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